UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM 8-K

                                 CURRENT REPORT

                        PURUSANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliset event reported) : October 5, 2001

                       COMMISSION FILE NUMBER: 33-19980-D

                            CGI HOLDING CORPORATION
                            -----------------------
       (Exact name of small business issuer as specified in its charter)

       Nevada                              87-0450450
-----------------------------          ---------------------------
State of other jurisdiction of          I.R.S. Employer I.D. No.
incorporation or organization

8400 Brrokfield Ave, Brookfield, Illinois               60513
---------------------------------
---------             --------------
(Address of principal executive offices)                 (Zip Code)

Issuer's telephone number, including area code    (708) 387-0900
                                                   -----------------

Item 2.  Acquisition or Disposition of Assets

On October 5, 2001, effective September 30, 2001, CGI Holding Corporation completed the sale of its wholly owned subsidiary, Trifintiy, Inc.. The sale price was $200,000 cash and the assumption of $994,906 of liabilities. The buyer was Visual Pak Co. and the nature of the sale was all of the assets of Trifinity, Inc, as of September 30, 2001 for $200,000 plus the assumption of all liabilities.

The terms of the transaction are more particularly set forth in the Sales Agreement attached hereto.

                                SALES AGREEMENT


On this 30th Day of September 2001 Visual Pak Co. ("Buyer") agrees to purchase Trifinity from CGI Holding Co, Inc. ("CGI") for valuable consideration. The parties agree as follows:



WHEREAS,   Buyer  desires  to  purchase  Trifinity   including  all  assets  and
liabilities and buyer has had an adequate opportunity to perform due diligence in its examination of Trifinity.

                               IT IS HEREBY AGREED

1. Purchase Price. Buyer agrees to pay CGI $200,000 in exchange for the assets and liabilities of Trifinity. Such payment shall be made in full upon full execution of this agreement.
2. Assets and Liabilities. Buyer agrees to purchase all the assets and liabilities of Trifinity, including but not limited to trademarks, patents, formula, equipment as listed in exhibit A to this agreement, computers, agreements, accounts receivable, inventory, customer list, accounts payable, bank note in the amount of approximately $425,000, equipment leases, real estate leases and federal and state taxes.
3. Transition. CGI agrees to assist Buyer in the transference of all titles to all assets subject to the United States Patent and Trademark Office and provide necessary assignments to transfer such assets.
4. Indemnification. CGI agrees to indemnify and hold harmless Buyer, its agents and officers and defend by council acceptable to Buyer against any losses, damages, claims, liens, costs and expenses, liabilities arising in connection with any and all causes of action against Trifinity Inc. for any action up to and including October 5, 2001 including federal and/or state taxes withholding through October 5, 2001. This indemnification and hold harmless provision shall apply to all claims that were not disclosed on exhibit C to the purchase agreement between CGI and Buyer. This indemnification and hold harmless agreement shall include any causes of action by CGI/Trifinity, which involve any environmental issues including, but not limited to EPA, ERISA, EEOC, OSHA, violations. This indemnification and hold harmless agreement shall include all causes of actions by current or former employees against CGI Holdings, Inc. while it owned Trifinity, Inc. up to and including October 5, 2001.
5. Exclusions. All compensation issues, other than salary earned as of October 5, 2001, regarding James Boulgeorges shall be the sole responsibility of CGI Holdings, Inc. Furthermore, the long-term liability due to CGI Holding, Inc. in the amount of $827,502.67 as reflected in Trifinity, Inc.'s Balance Sheet as of August 31, 2001 shall be stricken from the books and records and shall be CGI Holding Inc.'s sole responsibility.
6. Choice of Laws. The parties agree that Illinois law shall govern this agreement and that any claims shall be brought exclusively in the Circuit Court of Cook County.
7. Authority. The undersigned individuals certify that they have the authority to bind their respective entities to the agreement.





Signed: /s/ John Giura                  Signed:   /s/Clayton Bolke
            CGI Holding Co. Inc.                     Visual Pak Inc.
Title       President                    Title       President